EXHIBIT 21.1
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                    SUBSIDIARIES OF VENTUREQUEST GROUP, INC.

The  following  are   subsidiaries  of  VentureQuest   Group,   Inc.,  a  Nevada
corporation:

         1. Venture Tech Holdings (Canada) Inc., a British Columbia corporation, a wholly owned (100%) subsidiary.

         2. EuroAsian E-Casinos, Inc., a Marshall Islands corporation, a wholly owned (100%) subsidiary.

         3. Cybernet Currency Clearing, Inc., a Nevada corporation, a wholly owned (100%) corporation.

         4. Gamecasters, Inc., a Nevada corporation, a majority owned subsidiary.

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